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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                 August 22, 2002


CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois  60523


    Re: CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company") - issuance and sale of up to $300,000,000 aggregate principal amount of Medium Term Notes, Series B, Due Nine Months or More from Date of Issue (the "Medium Term Notes"), pursuant to Registration Statement on Form S-3 (Registration No. 333-42748) filed with the Securities and Exchange Commission, as supplemented to date (the "Registration Statement")
         --------------------------------------------------------------


Ladies and Gentlemen:

         We have acted as special Maryland counsel to the Company in connection with the registration of the Medium Term Notes under the Securities Act of 1933, as amended (the "Act"), under the Registration Statement, which was filed with the Securities and Exchange Commission (the "Commission") on August 1, 2000 and supplemented on August 22, 2002. You have requested our opinion with respect to the matters set forth below.

         In our capacity as special Maryland counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         (i) the declaration of trust of the Company (the "Declaration of Trust") represented by a Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland (the "Department") on August 13, 1997, Articles of Merger filed with the Department on October 15, 1997, Articles Supplementary filed with the Department on November 5, 1997, Articles Supplementary filed with the Department on August 5, 1998 and Articles Supplementary filed with the Department on June 21, 1999;

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

CenterPoint Properties Trust
August 22, 2002
Page 2


         (ii) the Bylaws of the Company, as adopted on May 15, 1998, and as amended by a resolution adopted by the Board of Trustees of the Company on June 18, 2002 (the "Bylaws");

         (iii) the Consent in Lieu of the Organization Meeting of the Initial Board of Trustees of the Company, dated as of August 13, 1997 (the "Organizational Minutes");

         (iv) resolutions adopted by the Board of Trustees of the Company as of August 19, 2002 (the "Trustees' Resolutions");

         (v) the Indenture, dated as of April 7, 1998 (the "Base Indenture"), by and between the Company and U.S. Bank Trust National Association as trustee (the "Trustee"), the First Supplemental Indenture, dated as of April 7, 1998 (the "First Supplemental Indenture"), by and between the Company and the Trustee, the Second Supplemental Indenture, dated as of October 23, 1998 (the "Second Supplemental Indenture"), by and between the Company and the Trustee, and the Third Supplemental Indenture, dated as of August 20, 2002 (the "Third Supplemental Indenture", and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture"), by and between the Company and the Trustee;

         (vi) a certificate of Paul S. Fisher, the Executive Vice President, Chief Financial Officer, General Counsel and Secretary of the Company, and Rockford O. Kottka, the Executive Vice President and Treasurer of the Company, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Minutes and the Trustees' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate, and certifying as to the form, approval, execution and delivery of the Indenture; and

         (vii) the Registration Statement and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

         (viii) a status certificate of the Department, dated as of August 19, 2002, to the effect that the Company is duly formed and existing as a real estate investment trust under Title 8 of the Corporations and Associations Article

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

CenterPoint Properties Trust
August 22, 2002
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                  of the Annotated Code of Maryland (the "Maryland REIT Law")
                  and is duly authorized to transact business in the State of Maryland; and

         (ix) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

         In reaching the opinions set forth below, we have assumed the following:

         (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

         (b) each natural person executing any instrument, document or agreement is legally competent to do so;

         (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

         (d) the Indenture will remain in full force and effect for so long as the Medium Term Notes are outstanding.

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

         2. The issuance and sale of up to $300,000,000 aggregate principal amount of Medium Term Notes have been duly authorized by all necessary real estate investment trust action on the part of the Company under its Declaration of Trust and Bylaws and the Maryland REIT Law; and when the forms of the Medium Term Notes, and the terms of the Medium Term

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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

CenterPoint Properties Trust
August 22, 2002
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                  Notes and the issuance and sale thereof, are established in accordance with the Indenture by the Board of Trustees of the Company, or by a duly authorized officer of the Company pursuant and subject to the Trustees' Resolutions, and such Medium Term Notes are executed and delivered by a duly authorized officer of the Company, and are authenticated, issued and delivered against payment therefor, all in accordance with and subject to the terms of the Indenture, the Medium Term Notes will have been duly executed and delivered by the Company.

         The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

         We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Medium Term Notes. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                      Ballard Spahr Andrews & Ingersoll, LLP